EXHIBIT 10.20
                                                                   -------------

                  PAYMENT AND REGISTRATION RIGHTS AGREEMENT dated as of December 28, 1999 (this "Agreement"), between EXCHANGE APPLICATIONS, INC., a Delaware corporation ("Exchange"), and MICROSTRATEGY INCORPORATED, a Delaware corporation ("MicroStrategy").

         The parties hereby agree as follows:

                                   ARTICLE I.

                          Definitions and Construction
                          ----------------------------

         Section 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

         "Business Day" shall mean any day other than a day which is a Saturday or Sunday or any other day on which commercial banks in New York, New York are authorized or required to remain closed.

         "Business Unit" shall have the meaning set forth in the Development Agreement.

         "Closing" shall mean the payment of the Closing Payment on the Closing Date.

         "Closing Date" shall mean December 28, 1999.

         "Closing Share Amount" shall mean the number of shares of Common Stock (rounded to the nearest whole number) equal to the result obtained by dividing
(a) $20,000,000 by (b) the Fair Market Value of the Common Stock as of the Closing Date.

         "Common Stock" shall mean the Common Stock, par value $0.001 per share, of Exchange.

         "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Designee" shall mean any wholly-owned subsidiary of MicroStrategy designated in writing by MicroStrategy as the recipient and registered holder of any or all of the Payment Shares to be issued under Article II.

          "Development Agreement" shall mean the Software Development and OEM Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the Development Agreement is attached hereto as Exhibit A.

         "dollars" or "$" shall mean lawful money of the United States of America.


         "Exchange Act" shall mean the Securities Exchange Act of 1934.

         "Fair Market Value" means, as of any date of determination, the lowest closing sale price (if listed on a stock exchange or quoted on the Nasdaq National Market System or any successor thereto), or the lowest of the mean between the closing bid and asked prices (if quoted on NASDAQ or otherwise publicly traded), of the Common Stock during the period commencing on the third trading day prior to (and including) such date and ending on the third trading day after such date.

          "Governmental Authority" shall mean any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, of competent jurisdiction.

         "Group" shall mean a "Group" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Installment Share Amount" shall mean, with respect to any Installment for which Exchange has elected in accordance with Section 2.02(b) to pay all or any portion of the Payment Amount in Common Stock, the number of shares of Common Stock (rounded to the nearest whole number) equal to the result obtained by dividing (a) the Payment Amount to be paid on the applicable Installment Date minus the Cash Component set forth in the applicable Stock Election Notice by
(b) the Fair Market Value of the Common Stock as of the originally scheduled Installment Date set forth in the table contained in Section 2.01(c); provided, however, that for purposes of this definition, in no event shall the "Fair Market Value" as at any date be less than 75% of the Fair Market Value determined as of the Closing Date or exceed 125% of the Fair Market Value determined as of the Closing Date.

         "Marketing Agreement" shall mean the Joint Marketing Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the Marketing Agreement is attached hereto as Exhibit B.

         "MicroStrategy License Agreement" shall mean the License Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the MicroStrategy License Agreement is attached hereto as Exhibit C.

         "Milestones" shall mean, at any time of determination, the milestones for the Business Unit in effect at such time. On the Closing Date, the Milestones shall be set forth on Exhibit A to the Development Agreement, and thereafter, may be established or modified from time to time by the Steering Committee.

         "Operative Agreements" shall mean this Agreement, the Development Agreement, the Marketing Agreement, the MicroStrategy License Agreement and the Strategy.com Agreement.

          "Payment Shares" shall mean all shares of Common Stock issued to MicroStrategy under Article II.

         "Person" shall mean any individual, firm, corporation, partnership, Group, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Registration Shares" shall mean (i) all Payment Shares issued to MicroStrategy or a Designee and (ii) all securities issued or issuable to MicroStrategy or a Designee in respect thereof by way of stock dividend, stock split or reclassification or in connection with a combination of shares, recapitalization, merger or, consolidation or other reorganization or otherwise.

         "Registration Statement" shall mean, as applicable, the Shelf Registration Statement or a registration statement filed with the SEC in connection with a Piggyback Registration.

         "Registration Termination Date" means, with respect to any Registration Statement, the earlier of (i) the date when all of the Registration Shares registered thereunder shall have been sold or (ii) the third anniversary of the Closing Date; provided however, that in the event that the right of MicroStrategy or any Designee to use such Registration Statement (and the prospectus relating thereto) is delayed or suspended pursuant to Section 5.07 or 5.09, Exchange shall be required to extend the Registration Termination Date beyond the third anniversary of the Closing Date by the same number of days as such delay or Suspension Period.

         "SEC" shall mean the Securities and Exchange Commission or any successor commission or agency having similar powers.

         "Securities Act" shall mean the Securities Act of 1933.

         "Shelf Registration" shall mean the registration of Registration Shares pursuant to the Shelf Registration Statement.

          "Steering Committee" shall have the meaning set forth in the Development Agreement.

         "Strategy.com Agreement" shall mean the Strategy.com Affiliate Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the Strategy.com Agreement is attached hereto as Exhibit D.

          "Transactions" shall mean the transactions contemplated by the Operative Agreements.

         "Transfer" shall mean to sell, transfer or assign.

Section 1.02.     Additional Definitions.
----------------------------------------

   Defined Term                                       Section Defined in
   ------------                                       ------------------
   Accelerated Installment Date                       2.03(c)
   Closing Payment                                    2.01(a)
   Cash Component                                     2.02(b)
   Election Date                                      2.02(b)
   Extension Date                                     2.03(b)
   Installment Dates                                  2.01(c)
   Installments                                       2.01(c)
   Payment Amounts                                    2.01(c)
   Piggyback Registration                             5.02(a)
   Preferred Stock                                    3.01(c)
   Registered Sale                                    4.01
   Sale                                               4.01
   SEC Documents                                      3.01(e)
   Securities                                         3.01(c)
   Shelf Registration Statement                       5.01(a)
   Stock Election Notice                              2.02(b)
   Suspension Period                                  5.09
   Unachieved Milestones                              2.03(b)

         Section 1.03. Terms Generally. The definitions in Sections 1.01 and
1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE II.

                         Payments and Issuance of Shares
                         -------------------------------

         Section 2.01. Payments and Issuance of Shares. In reliance upon the representations, warranties and agreements of MicroStrategy set forth in the Operative Agreements, and upon the terms and conditions set forth herein, in consideration for the rights, services, interests and benefits received or to be received by Exchange under the Development Agreement, the Marketing Agreement, the MicroStrategy License Agreement and the Strategy.com Agreement during the initial terms thereof:

         (a) At the Closing, Exchange shall pay MicroStrategy the sum of $10,000,000 (the "Closing Payment").

         (b) On or before January 20, 2000, Exchange shall issue to MicroStrategy or a Designee the number of shares of Common Stock equal to the Closing Share Amount. Exchange shall prepare and deliver to MicroStrategy on or prior to January 14, 2000 a certificate setting forth its calculation of the Closing Share Amount, which certificate shall be conclusive absent manifest error.

         (c) Subject to Section 2.03, Exchange shall pay to MicroStrategy on the dates set forth below (the "Installment Dates") the amounts (the "Payment Amounts") set forth opposite such dates (the "Installments"):

                  Installment Dates                           Payment Amounts
                  -----------------                           ---------------
                  June 30, 2000                               $5,833,333
                  September 1, 2000                           $5,833,333
                  December 1, 2000                            $5,833,333
                  March 1, 2001                               $5,833,333
                  June 1, 2001                                $5,833,333
                  September 1, 2001                           $5,833,335;

provided, however, that if Exchange has elected in accordance with Section 2.02(b) to pay all or any portion of the Payment Amount due on any Installment Date in Common Stock, the relevant Installment Date shall be extended until the tenth Business Day immediately following the date set forth above. If Exchange has elected to pay all or any portion of any Payment Amount in Common Stock, Exchange shall prepare and deliver to MicroStrategy on the third Business Day prior to the Installment Date (as so extended) a certificate setting forth its calculation of the Installment Share Amount, which certificate shall be conclusive absent manifest error.

         (d) Payments under Section 2.01(a) or (b) are non-cancelable and, once made, are non-refundable. Payments made under Section 2.01(c) are non-refundable.

         Section 2.02. Payment in Common Stock; Stock Election Notice. (a) If Exchange elects in accordance with Section 2.02(b) to pay all or any portion of the Payment Amount for any Installment Date in Common Stock, the number of shares of

Common Stock to be issued to MicroStrategy or a Designee on such Installment Date shall be the Installment Share Amount determined as of the Installment Date.

         (b) On or before the fifteenth day prior to Installment Date set forth in the table contained in Section 2.01(c) (such fifteenth day being the "Election Date"), Exchange may by written notice to MicroStrategy (each, a "Stock Election Notice") elect to pay all or any portion of the Payment Amount payable in respect of the Installment in Common Stock. Each Stock Election Notice shall indicate the portion of the Payment Amount in respect of such Installment to be paid in cash (the "Cash Component"), and shall be irrevocable. If Exchange does not deliver a Stock Election Notice to MicroStrategy on or before the Election Date for any Installment, then the entire Payment Amount shall be paid in cash on the applicable Installment Date set forth in the table contained in Section 2.01(c).

         Section 2.03. Termination of Installment Obligations; Extension of Installment Dates. Anything to the contrary notwithstanding:

         (a) If either Exchange or MicroStrategy delivers a notice of termination in accordance with Section 10.3 of the Development Agreement or Exchange delivers a notice of termination in accordance with Section 10.1 of the Development Agreement, the obligations of Exchange to pay any and all Installments not yet due and payable at the time of such notice of termination shall automatically terminate. If either Exchange or MicroStrategy terminates the Development Agreement in accordance with Section 11.4 of the Development Agreement, the obligations of Exchange to pay any and all Installments not yet due and payable at the time of delivery of the written notice of default giving rise to such termination shall automatically terminate.

         (b) If any of the Milestones for a particular Installment Date have not been achieved by the Business Unit (the "Unachieved Milestones") on or prior to that Installment Date with respect to any Installment payable after June 30, 2000, Exchange may elect by written notice to MicroStrategy on or before the Installment Date to extend the applicable Installment Date until the earlier (i) the 45th day immediately following the scheduled Installment Date contained in the table set forth in Section 2.01(c) and (ii) the third Business Day following the achievement of the Unachieved Milestones. If at the end of the 45 day period described in this Section 2.03(b) (the "Extension Date"), the Business Unit has not achieved the Milestone, then Exchange shall either (a) pay the Payment Amount by the third Business Day following the Extension Date or (b) terminate the Business Unit obligations pursuant to Section 10.1 of the Development Agreement.

         (c) If the Business Unit achieves a Milestone for a particular Installment Date prior to such Installment Date, then MicroStrategy may elect by written notice to Exchange to accelerate the applicable Installment Date to the 20th Business Day following such notice (the "Accelerated Installment Date"). The Accelerated Installment Date shall be deemed an Installment Date for the purposes of Section 2.02 above.

         Section 2.04. Payments; Delivery of Shares. (a) On each date on which Exchange is obligated to make a payment of cash to MicroStrategy under this Article

II, Exchange shall deliver to MicroStrategy the applicable sum by check or by wire transfer to a bank account designated in writing by MicroStrategy. (b) On each date on which Exchange is obligated to deliver shares of Common Stock to MicroStrategy or a Designee under this Article II, Exchange shall deliver to MicroStrategy a certificate representing the applicable number of shares of Common Stock registered in the name of MicroStrategy or such Designee.

         Section 2.05. Designees. Each reference to MicroStrategy in Section 3.02, Article IV and Article V shall be deemed a reference to MicroStrategy and, where applicable, each of its Designees.

                                  ARTICLE III.

                         Representations and Warranties
                         ------------------------------

         Section 3.01. Representations and Warranties of Exchange. Exchange hereby represents and warrants to MicroStrategy on and as of the Closing Date as follows:

         (a) Organization. Exchange is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon Exchange.

         (b) Authorization. All corporate action on the part of Exchange, its officers, directors and stockholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated herein and therein has been taken. Each of this Agreement and the other Operative Agreements constitute the legal, valid and binding obligation of Exchange, enforceable against Exchange in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Exchange has all requisite corporate power to enter into this Agreement and the other Operative Agreements and to carry out and perform its obligations under this Agreement and the other Operative Agreements.

         (c) Capitalization. The authorized capital stock of Exchange consists of (i) 30,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). The number of outstanding shares of each class of capital stock are set forth in Schedule 3.01(c) hereto. Except as set forth in Schedule 3.01(c) hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating Exchange to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of Exchange or other equity interests in Exchange or any securities convertible into or exchangeable for such shares of capital stock or other equity interests (collectively,

"Securities"). Schedule 3.01(c) sets forth the number of stock options outstanding under Exchange's stock incentive plans, and the number of shares reserved for issuance under such plans that are not subject to outstanding options. Except as set forth in Schedule 3.01(c), no holder of any capital stock or Securities of Exchange has any outstanding registration rights.

         (d) Valid Issuance of the Payment Share. The Payment Shares to be issued to MicroStrategy or any Designee hereunder, upon issuance pursuant to the terms hereof, will be duly authorized and validly issued, fully paid, nonassessable and free of any liens or encumbrances created by Exchange and, assuming the accuracy of the representations and warranties made by MicroStrategy to Exchange, will be issued and sold by Exchange to MicroStrategy or such Designee in compliance with applicable state and federal securities laws.

         (e) SEC Documents. Exchange has furnished to MicroStrategy (or otherwise provided access by MicroStrategy to) true and complete copies of the documents filed by Exchange with the SEC and set forth on Schedule 3.01(e) hereto (all such documents, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

         (f) No Conflict. The execution and delivery of this Agreement and the other Operative Agreements by Exchange and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or give rise to an event which results in the creation of any lien, charge or encumbrance upon any of Exchange's properties or assets under (i) any provision of the Certificate of Incorporation or By-laws of Exchange or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to Exchange or its respective properties or assets, except where any such event under clause (ii) could not reasonably be expected to have a material adverse effect on the Transactions contemplated by this Agreement and the other Operative Agreements.

         (g) Consents. All consents, approvals, orders, authorizations, registrations, qualifications, and filings required on the part of Exchange to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the other Operative Agreements, and the consummation of the transactions contemplated herein and therein have been obtained or made prior to the Closing.

         (h) Absence of Certain Changes or Events. Since the last filing date of the SEC Documents, no event has occurred that has had a material adverse effect on Exchange (excluding for this purpose the execution or announcement of the transactions contemplated by this Agreement and the other Operative Agreements and any adverse effect resulting therefrom).

         Section 3.02. Representations and Warranties of MicroStrategy. MicroStrategy hereby represents and warrants to Exchange on and as of the Closing Date as follows:

         (a) Organization. MicroStrategy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon MicroStrategy.

         (b) Authorization. All corporate action on the part of MicroStrategy, its officers, directors and stockholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated herein and therein has been taken. Each of this Agreement and the other Operative Agreements constitute the legal, valid and binding obligation of MicroStrategy, enforceable against MicroStrategy in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. MicroStrategy has all requisite corporate power to enter into this Agreement and the other Operative Agreements and to carry out and perform its obligations under this Agreement and the other Operative Agreements.

         (c) Acquisition Solely for the Purpose of Investment. MicroStrategy is acquiring the Payment Shares being acquired by it hereunder, for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act or any other applicable securities law. MicroStrategy has no intention of participating in, and, so long as MicroStrategy holds or has any right to acquire any Payment Shares MicroStrategy will not participate in, the formulation, determination or direction of the basic business decisions of Exchange within the meaning of 16 C.F.R. 801.1(i)(1).

         (d) Investor Status, etc. MicroStrategy certifies and represents to Exchange that, at the time MicroStrategy acquires any of the Payment Shares, MicroStrategy will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. MicroStrategy's financial condition is such that it is able to bear the risk of holding any and all of the Payment Shares acquired by it for an indefinite period of time and the risk of loss of its entire investment. MicroStrategy has been afforded the opportunity to ask questions of and receive answers from the management of Exchange concerning Exchange and its business and this investment, and has also been afforded the opportunity to review any relevant documents and records concerning the business of Exchange. MicroStrategy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Exchange.

         (e) Payment Shares Not Registered. MicroStrategy understands that because the Payment Shares are issued by Exchange in a transaction exempt from the registration requirements of the Securities Act, the Payment Shares have not been registered under the Securities Act, and that the Payment Shares must continue to be held by MicroStrategy unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. MicroStrategy understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

         (f) No Conflict. The execution and delivery of this Agreement and the other Operative Agreements by MicroStrategy and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of MicroStrategy or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to MicroStrategy or its respective properties or assets, except where any such event under clause (ii) could not reasonably be expected to have a material adverse effect on the Transactions contemplated by this Agreement and the other Operative Agreements.

         (g) Consents. All consents, approvals, orders, authorizations, registrations qualifications and filings required on the part of MicroStrategy to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the other Operative Agreements and the consummation of the Transactions contemplated herein or therein have been obtained or made prior to the Closing.

         (h) Certain Acknowledgements. MicroStrategy has reviewed and understands the SEC Documents, including the "Risk Factors" set forth therein, and acknowledges that Exchange has made no representations or warranties to MicroStrategy to induce MicroStrategy to enter into the Transactions, except for those set forth herein (or, in the case of the SEC Documents, incorporated herein by reference) and in the other Operative Agreements. MicroStrategy acknowledges that investments in the Common Stock are risky, that the market price of the Common Stock is volatile and subject to a variety of factors, many of which are outside Exchange's control, and that no assurances can be or are given by Exchange or any of its officers or directors as to the market price at which MicroStrategy may be able to sell the Payment Shares.

                                  ARTICLE IV.

                                 Other Covenants
                                 ---------------

         Section 4.01. Restrictions on Transfer of the Payment Shares. MicroStrategy shall not offer, sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of (a "Sale") any of the Payment Shares acquired by it, or any interest therein, unless (i) any such sale shall be effected (A) pursuant to and in conformity with an effective registration statement under the Securities Act (a "Registered Sale"), or (B) pursuant to and in conformity with Rule 144 under the Securities Act, and (ii) in the case of any Sale under such Rule 144, if requested by Exchange, MicroStategy shall have obtained and delivered to Exchange a written legal opinion of counsel (reasonably satisfactory to Exchange as to such counsel and as to the substance of such opinion) to the effect that any such proposed Sale by MicroStategy does not violate the registration provisions of the Securities Act and any applicable state securities or blue sky laws.

         Section 4.02. Effect of Violation of Transfer Restrictions; Preventive Measures. Any Sale of any Payment Shares, or of any interest therein, in violation of this Article IV shall be null and void. Exchange may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Article IV. Exchange shall not incur any liability for any delay in recognizing any transfer of any Purchased Shares if Exchange reasonably believes that any such transfer may have been or would be in violation of the provisions of the Securities Act, applicable blue sky laws or this Article IV.

         Section 4.03. Legends. (a) Each certificate evidencing any of the Payment Shares shall be endorsed with the legend set forth below, and MicroStrategy covenants that, except to the extent such restrictions are waived by Exchange, it shall not transfer the Payment Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS SUCH SHARES ARE (1) SO REGISTERED OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY EXCHANGE APPLICATIONS, INC. (THE "COMPANY"), A WRITTEN LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. IF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRED PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES

         ACT OF 1933, SUCH SHARES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN ARTICLE IV OF A PAYMENT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 28, 1999, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. A COPY OF SUCH PAYMENT AND REGISTRATION RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF THE COMPANY. "

         (b) Each certificate evidencing any of the Payment Shares shall be endorsed with any legend required under any applicable state securities or blue sky laws.

                                   ARTICLE V.

                               Registration Rights
                               -------------------

         Section 5.01. Shelf Registration. (a) As soon as possible and, in any event, on or prior to January 31, 2000, Exchange will prepare and file with the SEC a registration statement on Form S-3 (or Form S-1 if registration on Form S-3 is not available to Exchange at such time) for the purpose of registering under the Securities Act all of the Registration Shares for resale by, and for the account of, MicroStrategy as selling stockholder thereunder (the "Shelf Registration Statement"); provided, however, that Exchange may extend the period to file the Shelf Registration Statement for not more than an additional 60 days if (i) such delay would relieve Exchange of the obligation to include any interim financial statements in the Registration Statement or (ii) Exchange would be required to disclose in the Registration Statement any material nonpublic information and Exchange concludes that the disclosure of such information would be inadvisable at that time. The Shelf Registration Statement shall permit MicroStrategy to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registration Shares for the periods set forth herein.

         (b) The initial number of Registration Shares to be registered under the Shelf Registration Statement shall equal 50% of the Closing Share Amount. Exchange agrees to prepare and file such amendments and supplements to the Shelf Registration Statement to increase the number of Registration Shares eligible to be sold thereunder by an amount equal to the balance of the Closing Share Amount on or before May 1, 2000. Exchange also agrees to prepare and file such amendments and supplements to the Shelf Registration Statement as may be necessary so that at any time after May 1, 2000 the Shelf Registration Statement will cover the Payment Shares already issued to MicroStrategy (unless such shares have been sold under the Shelf Registration Statement or sold in connection with a Piggyback Registration) and the Installment Share Amount for the next Installment (assuming that such

Installment will be paid entirely in Common Stock and that the Fair Market Value on such Installment Date will equal 75% of the Fair Market Value calculated as of the Closing Date).

         (c) Sales of the Registrable Shares pursuant to the Shelf Registration Statement shall not be underwritten.

         Section 5.02. Piggyback Registrations. (a) If Exchange proposes to register any Common Stock under the Securities Act for sale for cash in an underwritten offering, Exchange shall give MicroStrategy notice of such proposed registration (a "Piggyback Registration") at least 30 days prior to the filing of the registration statement. At the written request of MicroStrategy delivered to Exchange within 10 days after the receipt of the notice from Exchange, which request shall state the number of Registration Shares that MicroStrategy wishes to sell under the registration statement proposed to be filed by Exchange, Exchange will use reasonable efforts to include in such underwritten registration the Registration Shares requested to be included by MicroStrategy.

         (b) If the managing underwriters of a Piggyback Registration advise Exchange in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, Exchange may exclude from the registration any or all Registration Shares that MicroStrategy proposes to sell; provided, however, that no Registration Shares may be excluded if the registration includes Common Stock of holders other than MicroStrategy unless MicroStrategy is permitted to participate in such registration with such holders on a pro rata basis.

         (c) All necessary amendments to the Shelf Registration Statement will be made to reduce the number of shares to be sold by MicroStrategy thereunder, in the event that shares are sold by MicroStrategy in a Piggyback Registration.

         Section 5.03. Indemnification by Exchange. In the event of any registration of any Registration Shares of MicroStrategy under the Securities Act, Exchange shall, and hereby does, indemnify and hold harmless MicroStrategy, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such Registration Shares and each other Person, if any, who controls such party or any such underwriter within the meaning of
Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such party or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and Exchange shall reimburse such party and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Exchange shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about such party as a stockholder of Exchange furnished to Exchange through an instrument duly executed by such party specifically stating it is for use in the preparation thereof. Such indemnity shall remain in full force and affect regardless of any investigation made by or on behalf of such party or any such director, officer, controlling Person or underwriter and shall survive any transfer of the Registration Shares.

         Section 5.04. Indemnification by MicroStrategy. Exchange may require, as a condition to including any Registration Shares of MicroStrategy in any registration statement filed pursuant to Section 5.01 or 5.02, that Exchange shall have received an undertaking satisfactory to it from MicroStrategy to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.03) Exchange, each director of Exchange, each officer of Exchange signing such Registration Statement, each Person who participates as an underwriter in the offering or sale of such Registration Shares and each other Person, if any, who controls Exchange or any such underwriter within the meaning of Section 15 of the Securities Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about MicroStrategy furnished to Exchange through an instrument duly executed by MicroStrategy specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liabilities of MicroStrategy hereunder shall be limited to an amount equal the net proceeds to MicroStrategy and its permitted assignees from the Registration Shares sold in connection with any such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or an behalf of Exchange or any such director, officer or controlling Person and shall survive the Transfer by MicroStrategy of the Registration Shares being registered.

         Section 5.05. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 5.03 or 5.04, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5.03 or 5.04, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         Section 5.06. Indemnification Payments. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         Section 5.07. Registration Covenants of Exchange. In the event that any Registration Shares are to be registered pursuant to Section 5.01 or 5.02, Exchange covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and shall as expeditiously as possible:

                  (i) notify MicroStrategy, promptly after Exchange shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

                  (ii) notify MicroStrategy promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;

                  (iii) (A) advise MicroStrategy after Exchange shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any thereto or of the initiation or threatening of any proceeding for that purpose and (B) promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

                  (iv) (A) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the Registration Termination Date and (B) comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by the

Registration Statement in accordance with the intended methods of disposition by MicroStrategy set forth in the Registration Statement;

                  (v) furnish to MicroStrategy such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including any preliminary prospectus) and such other documents as MicroStrategy may reasonably request in order to facilitate the disposition of the Registration Shares owned by MicroStrategy;

                  (vi) notify MicroStrategy, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of MicroStrategy, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to Exchange's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that upon such notification by Exchange, MicroStrategy will not offer or sell Registration Shares until Exchange has notified MicroStrategy that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to MicroStrategy;

                  (vii) if the Registration Shares are securities of a class then listed on a securities exchange or traded through a self-regulatory organization, cause the Registration Shares to be so listed or traded;

                  (viii) provide a transfer agent and registrar, which may be a single entity, for all the Registration Shares not later than the effective date of the Registration Statement;

                  (ix) use its best efforts to cause the Registration Shares covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable MicroStrategy to consummate the disposition of such Registration Shares; and

                  (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and timely file all reports required to be filed by it under the Exchange Act, and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable MicroStrategy to sell its Payment Shares pursuant to Rule 144 and the Registration Statement.

                  Section 5.08. Expenses. Exchange shall pay, on behalf of MicroStrategy, all the expenses in connection with the Shelf Registration or any Piggyback Registration, including all registration, filing and regulatory review fees, all fees and expenses of complying with securities or blue sky laws, all listing fees, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for Exchange and of its independent public accountants (including the expenses of comfort letters required by or incident to such performance and compliance), and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting discounts and commissions and transfer taxes, if any, on the Registration Shares. In any registration, MicroStrategy shall pay for its own underwriting discounts and commissions and transfer taxes, and its own legal fees.

         Section 5.09. Deferral. Notwithstanding anything in this Agreement to the contrary, if Exchange shall furnish to MicroStrategy a certificate signed by the President or Chief Financial Officer of Exchange stating that the Board of Directors of Exchange has made the good faith determination (i) that continued use by MicroStrategy of a Registration Statement for purposes of effecting offers or sales of Registration Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning Exchange, its business or prospects or any proposed material transaction involving Exchange, (ii) that such premature disclosure would be materially adverse to Exchange, its business or prospects or any such proposed material transaction significantly less likely and (iii) that it is therefore advisable to suspend the use by MicroStrategy of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registration Shares pursuant thereto, then the right of MicroStrategy to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registration Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 60 days after delivery by Exchange of the certificate referred to above in this Section 5.09. During the Suspension Period, MicroStrategy shall not offer or sell any Registration Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). Notwithstanding the foregoing, Exchange shall not be entitled to Suspension Periods totaling more than 90 days in any consecutive twelve-month period during the term of this Agreement.

         Section 5.10. Assignment of Registration Rights. The registration rights set forth in this Article V may not be assigned to any Person, other than an affiliate of MicroStrategy.

                                  ARTICLE VI.

                                  Miscellaneous
                                  -------------

         Section 6.01. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

         (a)      if to Exchange,

                  Exchange Applications, Inc.
                  89 South Street
                  Boston, Massachusetts 02111
                  Telephone:  (617) 737-2244
                  Telecopier:  (617) 790-2849
                  Attention:  Andrew J. Frawley and Wayne Townsend

         (b)      if to MicroStrategy,

                  MicroStrategy Incorporated
                  8000 Towers Crescent Drive
                  Vienna, Virginia  22182
                  Telephone:  (703) 848-8657
                  Telecopier:  (703) 848-8748
                  Attention:  Adam J. Ruttenberg

or to such other address or attention of such other person as any party shall advise the other party in writing. All notices and other communications given to a party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 6.02. APPLICABLE LAW; WAIVER OF JURY TRIALS. THE VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, APPLICABLE TO CONTRACTS EXECUTED IN AND PERFORMED ENTIRELY WITHIN SUCH COMMONWEALTH, WITHOUT REFERENCE TO ANY CHOICE OF LAW PRINCIPLES OF SUCH COMMONWEALTH. WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER OPERATIVE AGREEMENTS OR ANY TRANSACTION, THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LEGAL PROCEEDING SHALL BE TRIED BY A JUDGE WITHOUT A JURY.

         Section 6.03. Severability. If any provision of this Agreement shall be hold to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         Section 6.04. Amendments. This Agreement may be modified or waived only by a written a persons authorized to so bind each party.

         Section 6.05. Waiver. The waiver by any party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of other instances or of any party's remedies for such noncompliance.

         Section 6.06. Counterparts. This Agreement may be executed in one or more counterparts (including by telecopier), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to each other party.

         Section 6.07. Entire Agreement. The provisions of this Agreement, and the other Operative Agreements set forth the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

         Section 6.08. Assignment. (a) Except as expressly set forth in this Agreement, no party shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties, provided, that no such consent shall be required for a transfer by operation of law in connection with a merger or consolidation of such party (without prejudice to any other rights the parties may have under any other Operative Agreement).

         (b) Any attempted assignment of this Agreement in violation of this Section shall be void and of no effect.

         (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         Section 6.09. Survival of Agreement. All covenants, agreements, represent-ations and warranties made by any party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties and shall survive the Closing, regardless of any investigation made by the other parties hereto or on their behalf.

         Section 6.10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such assigns, any legal or equitable rights hereunder, except that Sections 5.03 and 5.04 and are intended to be for the benefit of the Persons named therein

         Section 6.11. Expenses. (a) All costs and expenses incurred in connection with the Operative Agreements and the Transactions shall be paid by the party incurring such cost or expense, except as the parties shall otherwise agree.

         (b) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of this Agreement or the consummation of the Transactions.

         Section 6.12. Remedies. In no event will any party be liable to another party for incidental damages, lost profits, lost savings, or any other consequential damages, even if such party has been advised of the possibility of such damages, resulting from the breach of its obligations under any Operative Agreement or from the use of any confidential or other information.

         Section 6.13. Publicity. No public release, announcement or other form of publicity concerning the Transactions shall be issued by any party without the prior consent of the other party, except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or shall, to the extent possible, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.SECTION 2.04

         Section 6.14. Construction. This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                         EXCHANGE APPLICATIONS, INC.


                                         By:
                                             ----------------------
                                         Name:
                                         Title:

                                         MICROSTRATEGY INCORPORATED


                                         By:
                                             ----------------------
                                         Name:
                                         Title: